EXHIBIT 99
FORM OF  PROXY


                                      FRONT


                              CRAIGIE INCORPORATED

                                    P R O X Y

                       SPECIAL MEETING SEPTEMBER 30, 1997

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CRAIGIE INCORPORATED

         The undersigned shareholder of Craigie Incorporated, a Virginia corporation ("Craigie"), appoints Allen Mead Ferguson and John Wright, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of Craigie that the undersigned is entitled to vote at the Special Meeting of Shareholders of Craigie to be held at the offices of Craigie, 823 East Main Street, Richmond, Virginia, on Tuesday, September 30, 1997, at 10:00 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

         1. Proposal to approve the Amended and Restated Reorganization Agreement, dated as of March 7, 1997 (the "Reorganization Agreement"), and the related Plan of Merger (the "Plan of Merger") among Craigie and BB&T Corporation ("BB&T"), and the consummation of the transactions contemplated thereby, pursuant to which BB&T Acquisition Inc., a wholly owned subsidiary of BB&T, would be merged with and into Craigie and the shareholders of Craigie would become shareholders of BB&T upon the terms and subject to the conditions set forth in the Reorganization Agreement and the Plan of Merger.

               [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

         2. Any other matter that may be submitted to a vote of shareholders at the Special Meeting.

      (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)




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                                      BACK


                              CRAIGIE INCORPORATED

     THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL ON THE REVERSE SIDE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Proxy Statement/Prospectus accompanying it.

Dated ________ ___, 1997

                                             ---------------------------------

                                             ---------------------------------


Please insert date of signing. Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.


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